Cardiff Oncology Reports Second Quarter 2025 Results and Provides Business Update

- Appointed Dr. Roger Sidhu as Chief Medical Officer –

- Completed enrollment in randomized Phase 2 CRDF-004 trial evaluating onvansertib + standard of care for the treatment of first-line RAS-mutated metastatic colorectal cancer (“mCRC”) –

- Announced positive data from investigator-initiated trial of onvansertib in combination with paclitaxel in mTNBC at ASCO 2025 -

- Cash and investments of $71.0 million as of June 30, 2025, projected runway into Q1 2027 –

- Company to hold a conference call today at 4:30 p.m. ET/1:30 p.m. PT to share updated clinical data from the CRDF-004 trial -

SAN DIEGO, July 29, 2025 -- Cardiff Oncology, Inc. (Nasdaq: CRDF), a clinical-stage biotechnology company leveraging PLK1 inhibition to develop novel therapies across a range of cancers, today announced financial results for the second quarter ended June 30, 2025, and provided a business update.

“In the second quarter, we achieved an important milestone by completing enrollment in our ongoing CRDF-004 trial evaluating onvansertib plus standard of care for the treatment of first-line RAS-mutated mCRC,” said Mark Erlander, Chief Executive Officer of Cardiff Oncology. “As we evolve into a late-stage clinical development company, we were excited to appoint Dr. Sidhu as our new Chief Medical Officer to provide expert guidance in advancing onvansertib through the registrational phase of development. We’re pleased to welcome him to the team and are confident that his expertise will be instrumental as we work toward bringing this potential therapy to patients.”

Conference Call and Webcast on Clinical Data from Ongoing CRDF-004 Trial in mCRC

Cardiff Oncology will host a live conference call and webcast at 4:30 p.m. ET/1:30 p.m. PT on July 29, 2025 to share clinical data from the ongoing CRDF-004 trial in first-line RAS-mutated mCRC. Individuals interested in listening to the live conference call may do so by using the webcast link in the "Investors" section of the company's website at https://investors.cardiffoncology.com/news-events/events. A replay will be available in the investor relations section on the company's website following the completion of the call.

Company highlights for the quarter ended June 30, 2025, and subsequent weeks include:

•
Appointed Dr. Roger Sidhu as Chief Medical Officer
o
In June 2025, the company appointed Roger Sidhu, MD, as Chief Medical Officer. Dr. Sidhu is a veteran executive and clinician with over 20 years of experience and a strong track record of success in oncology research, development, and regulatory strategy.

•
Announced positive data from investigator-initiated trial of onvansertib in combination with paclitaxel in metastatic triple negative breast cancer (mTNBC) at the American Society of Clinical Oncology (ASCO) Annual Meeting 2025
o
The Phase 1b study of onvansertib in combination with paclitaxel in mTNBC was led by Antonio Giordano, MD, PhD at Dana-Farber Cancer Institute, a principal teaching affiliate of Harvard Medical School. Onvansertib in combination with paclitaxel demonstrated a 40% objective response rate (ORR) by RECIST 1.1 at RP2D of 18mg/m2 (n=10), with two confirmed partial responses and two unconfirmed partial responses. The combination was well-tolerated and demonstrated a safe and manageable toxicity profile with myelosuppression being the most common adverse event. Overall, this clinical data further supports the potential exploration of the combination of onvansertib plus paclitaxel for the treatment of mTNBC.
•
Announced a second patent issuance from the United States Patent and Trademark Office (USPTO) for the treatment of mCRC for bev-naïve patients
o
U.S. patent No. 12,263,173 has an expiration date of no earlier than 2043. The claims of the new patent cover the method of using onvansertib in combination with bev in any line of therapy for the treatment of mCRC patients who have not previously been treated with bev. The newly issued patent encompasses all mCRC patients, with RAS-mutated or RAS wild-type mCRC.
•
Announced completion of enrollment in Phase 2, randomized, CRDF-004 trial evaluating onvansertib + standard of care (SoC) for the treatment of first-line RAS-mutated mCRC
o
The Phase 2 CRDF-004 trial reached the targeted enrollment of patients with first-line mCRC across 41 clinical sites in the U.S. The Company is holding a conference call today to share an update on the ongoing trial.

Second Quarter 2025 Financial Results:

Liquidity, cash burn, and cash runway

As of June 30, 2025, Cardiff Oncology had approximately $71.0 million in cash, cash equivalents, and short-term investments.

Net cash used in operating activities for the second quarter of 2025 was approximately $8.3 million, a decrease of $0.9 million from $9.2 million for the same period in 2024.

Based on its current expectations and projections, the Company believes its current cash resources are sufficient to fund its operations into Q1 2027.

Operating results

Total operating expenses were approximately $14.9 million for the three months ended, June 30, 2025, an increase of $2.2 million from $12.7 million for the same period in 2024. The increase in operating expenses was primarily due to costs associated with our CRDF-004 clinical trial, other clinical programs and outside service costs related to the development of our lead drug candidate, onvansertib, as well as salaries and wages for key hires and additional stock option grants.

About Cardiff Oncology, Inc.

Cardiff Oncology is a clinical-stage biotechnology company leveraging PLK1 inhibition, a well-validated oncology drug target, to develop novel therapies across a range of cancers. The Company's lead asset is onvansertib, a PLK1 inhibitor being evaluated in combination with standard of care (SoC) therapeutics in clinical programs targeting indications such as RAS-mutated metastatic colorectal cancer (mCRC), as well as in ongoing and planned investigator-initiated trials in metastatic pancreatic ductal adenocarcinoma (mPDAC), small cell lung cancer (SCLC) and metastatic triple negative breast cancer (mTNBC). These programs and the Company's broader development strategy are designed to target tumor vulnerabilities in order to overcome treatment resistance and deliver superior clinical benefit compared to the SoC alone. For more information, please visit https://www.cardiffoncology.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using words such as "anticipate," "believe," "forecast," "estimated" and "intend" or other similar terms or expressions that concern Cardiff Oncology's expectations, strategy, plans or intentions. These forward-looking statements are based on Cardiff Oncology's current expectations and actual results could differ materially. There are several factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidate; results of preclinical studies or clinical trials for our product candidate could be unfavorable or delayed; our need for additional financing; risks related to business interruptions, including the outbreak of COVID-19 coronavirus and cyber-attacks on our information technology infrastructure, which could seriously harm our financial condition and increase our costs and expenses; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that our product candidate will be utilized or prove to be commercially successful. Additionally, there are no guarantees that future clinical trials will be completed or successful or that our product candidate will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Cardiff Oncology's Form 10-K for the year ended December 31, 2024, and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Cardiff Oncology does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Cardiff Oncology Contact:

James Levine

Chief Financial Officer

858-952-7670

jlevine@cardiffoncology.com

Investor Contact:

Kiki Patel, PharmD

Gilmartin Group

332-895-3225

kiki@gilmartinir.com

Media Contact:

Meghan Bianco

Taft Communications

609-544-5446

Meghan.bianco@rfbinder.com

Cardiff Oncology, Inc.

Condensed Statements of Operations

(in thousands, except for per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Royalty revenues	$121	$163	$230	$368
Costs and expenses:
Research and development	11,580	9,493	22,057	17,501
Selling, general and administrative	3,318	3,215	7,332	6,345
Total operating expenses	14,898	12,708	29,389	23,846

Loss from operations	(14,777)	(12,545)	(29,159)	(23,478)

Other income (expense), net:
Interest income, net	835	805	1,776	1,731
Other income (expense), net	(1)	(38)	6	(42)
Total other income (expense), net	834	767	1,782	1,689

Net loss	(13,943)	(11,778)	(27,377)	(21,789)

Preferred stock dividend	(6)	(6)	(12)	(12)

Net loss attributable to common stockholders	$(13,949)	$(11,784)	$(27,389)	$(21,801)

Net loss per common share — basic and diluted	$(0.21)	$(0.26)	$(0.41)	$(0.49)

Weighted-average shares outstanding — basic and diluted	66,526	44,825	66,525	44,752

Cardiff Oncology, Inc.

Condensed Balance Sheets

(in thousands)

(unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$10,784	$51,470
Short-term investments	60,173	40,276
Accounts receivable and unbilled receivable	526	773
Prepaid expenses and other current assets	2,213	2,535
Total current assets	73,696	95,054
Property and equipment, net	743	898
Operating lease right-of-use assets	899	1,169
Other assets	401	69
Total Assets	$75,739	$97,190

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,010	$4,821
Accrued liabilities	9,938	7,897
Operating lease liabilities	721	710
Total current liabilities	16,669	13,428
Operating lease liabilities, net of current portion	464	813
Total Liabilities	17,133	14,241

Stockholders’ equity	58,606	82,949
Total liabilities and stockholders’ equity	$75,739	$97,190